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                                                                   EXHIBIT 10.30




                               AMENDMENT TO LEASE

     This Amendment to Lease (the "Amendment") is entered into as of the 22nd day of August, 1995, by and between 1500 LIMITED PARTNERSHIP, a Michigan limited partnership (the "Landlord"), as landlord, and SANDY CORPORATION, a Michigan corporation (the "Tenant"), as tenant, who agree as follows:

                                   RECITALS:

     A. Landlord and Tenant entered into a certain Lease dated as of February 1, 1994 (the "Lease"), covering certain real property and improvements located in the City of Troy, Michigan, as more particularly described in the Lease (the "Premises").

     B. Automatic Data Processing, Inc. ("ADP"), a Delaware corporation, has agreed to guaranty Tenant's obligations under the Lease pursuant to a certain Lease Guaranty of even date herewith.

     C. Landlord and Tenant desire to modify the Lease in certain other respects and have agreed to enter into this Amendment in order to evidence such modifications.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Except as otherwise modified herein, the terms and conditions of the Lease shall remain in full force and effect.

     2. All capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

     3.   Sections 7.1 and 7.2 of the Lease are hereby deleted in
their entirety and replaced  with the following new Sections  7.1 and 7.2:

          7.1  Tenant   shall  not   make:  (i)   any  structural
     alterations,   additions  or  improvements   to  the  Leased
     Premises, or (ii) any non-structural alterations, additions or improvements costing in excess of $50,000.00, without Landlord's prior written approval, which approval, in the case of interior non-structural alterations, additions or improvements shall not be unreasonably withheld, but which
     approval,   with   respect   to   exterior   and  structural
     alterations (including electrical, mechanical, HVAC, and plumbing systems), may be withheld by Landlord in its sole
     discretion,  provided,  however,  Landlord  agrees   not  to
     unreasonably withhold its approval of alterations to the electrical, mechanical, HVAC and plumbing systems so long as such alterations do not negatively impact the other tenants of the Building or the appearance of the Building. In the event of disapproval of Tenant's proposed alterations, additions or improvements, Landlord shall give to the Tenant an itemized statement of the reasons therefor. If Landlord
     does  not  disapprove   the  plans  and  specifications   or
     proposals of Tenant within fifteen (15) business days after the same have been received by Landlord, such plans, specifications or proposals shall be deemed to have been
     approved  by  Landlord.    All  alterations,  additions   or
     improvements made by Tenant to the Leased Premises, except movable office furniture and equipment installed at Tenant's expense, shall be the property of Landlord and remain upon
     and  be   surrendered  with  the  Leased   Premises  at  the
     expiration  of  the  term  hereof.    On  February 1,  1994,
     Landlord   paid   Tenant   an   improvement   allowance   of
     $100,000.00. At any time prior to December 31, 1996, Landlord shall reimburse Tenant in an
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     additional  amount   not  to  exceed  $700,000.00   for  any
     permitted alterations, renovations, and improvements to the Leased Premises made and paid for by Tenant within ten (10) days of receipt by Landlord of appropriate lien waivers and invoices marked paid for completed work in form and content
     acceptable  to Landlord.   Landlord  and  Tenant acknowledge
     that   Tenant  intends  to   make  certain  alterations  and
     improvements which will be identified by Tenant subsequent to the date hereof and subject to the approval of Landlord
     as   herein  provided.     Tenant   acknowledges  that   all
     extraordinary maintenance costs and utility costs relating to Tenant's improvements, alterations or additions shall be paid for by Tenant.

          7.2  Tenant  shall  only  use  contractors  approved by
     Landlord  for  any   permitted  alterations,  additions   or
     improvements to the Leased Premises and Tenant shall obtain all necessary governmental certificates, licenses, permits
     and  approvals  for  any  such   alterations,  additions  or
     improvements at  its sole cost  and expense.   The foregoing
     notwithstanding Landlord shall not withhold its consent to Tenant's choice of contractor so long as such contractor is licensed in the State of Michigan, insurable and bondable, and of a good reputation and experience in similar types of work. Except as set forth in Section 7.1 hereof, Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the costs or expenses of constructing any improvements, alterations or additions to
     the  Leased   Premises.     Tenant  shall  not   permit  any
     construction or mechanic's liens to be placed or remain upon the Leased Premises. In the event that such construction or mechanic's liens are placed on the Leased Premises, Tenant shall remove or bond over same within thirty (30) days of
     demand  by  Landlord.   Tenant's  failure  to  do  so  shall
     constitute an Event of Default hereunder giving Landlord the right, inter alia, to terminate this Lease upon thirty (30)
     days prior written  notice to Tenant.   In addition,  Tenant
     shall indemnify and hold harmless Landlord from any cost or expense whatsoever (including reasonable attorney fees)
     arising   from   Tenant's  permitting   a   construction  or
     mechanic's lien to be placed on the Leased Premises. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Leased
     Premises  or  any part  thereof.    No representations  with
     respect to the condition of the Leased Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

     4.   Notwithstanding   the  provisions   of  Lease   to  the
contrary, Tenant shall be permitted to self-insure all of its insurance obligations under Sections 11.2, 11.3, 11.4 and 11.5 of the Lease and no insurance certificates shall be required from Tenant for such coverages which are self-insured by Tenant, provided Tenant satisfies the following terms and conditions:

     (a)  Tenant is and remains an entity controlled by ADP;

     (b) ADP has a net worth equal to or in excess of $100,000,000.00 at all times during the term of this Lease; and

     (c) ADP is and remains a guarantor of all of Tenant's obligations under this Lease.

     Upon written request of Landlord, Tenant shall deliver, or cause ADP to deliver, to Landlord, the annual published financial statements of ADP. In the event Tenant is able to satisfy the foregoing conditions and elects to self-insure, Tenant hereby agrees to release, indemnify and hold harmless Landlord from and against any and all liability for claims, costs, expenses, losses or damages



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which  Tenant  incurs  and  which  would  have  been  covered  by insurance had Tenant maintained the insurance coverages specified in the Lease rather than electing to self-insure.

     5. Section 36 of the Lease is hereby deleted in its entirety and is no longer of any further force or effect.

     6.   Notwithstanding  anything  contained   herein  to   the
contrary, the parties hereto acknowledge and agree that this Amendment shall become effective on the effective date of the merger of ADP Mergerco, Inc. with and into Sandy Corporation and shall be of full force and effect thereafter. In the event that the merger of ADP Mergerco, Inc. with and into Sandy Corporation is not effectuated on or before January 31, 1996, this Amendment shall be null and void and of no force or effect.

     7. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which shall constitute one (1) original.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                LANDLORD:

                                1500 LIMITED PARTNERSHIP,
                                a Michigan limited partnership

                                By:  RUDGATE CORP., a Michigan
                                     corporation, its general partner

                                     By: William H. Sandy
                                        -----------------------------
                                          William H. Sandy, President


                                TENANT:

                                SANDY CORPORATION, a Michigan corporation


                                By: Raymond A. Ketchledge
                                    ----------------------------------
                                Its:           President
                                    ----------------------------------

Accepted and Approved by:

NBD BANK

By:
   ----------------------

Its:
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